Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-220046 on Form S-11 of our report dated March 29, 2018, relating to the consolidated financial statements and financial statement schedules of Hines Global Income Trust, Inc. (formerly Hines Global REIT II, Inc.) and subsidiaries appearing in the Prospectus (which is included in Supplement No. 6), which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
April 9, 2018